EXHIBIT 99.1

Midland States Bancorp, Inc. Announces Pricing of $115 Million Offering of Depositary Shares

EFFINGHAM, Ill., Aug. 17, 2022 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (“Midland” or the “Company”) (Nasdaq: MSBI), the holding company for Midland States Bank (the “Bank”), announced today that it has priced an underwritten public offering of 4,600,000 depositary shares (the “depositary shares”), each representing a 1/40th interest in a share of 7.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $2.00 per share, with a liquidation preference of $1,000 per share (equivalent to $25.00 per depositary share). The Company has applied to list the depositary shares on The Nasdaq Global Select Market under the symbol “MSBIP.” The offering is subject to customary closing conditions and is expected to close on or about August 24, 2022.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include providing capital to support its organic growth or growth through strategic acquisitions, repaying or redeeming outstanding indebtedness, financing investments, capital expenditures, repurchasing shares of its common stock and for further investments in the Bank as regulatory capital.

Keefe, Bruyette & Woods, Inc., A Stifel Company, Raymond James & Associates, Inc. and Piper Sandler & Co. are acting as the joint book-running managers for the offering. The co-managers are D.A Davidson & Co., Janney Montgomery Scott LLC and Stephens Inc.

The offering is being made only by means of a prospectus supplement and accompanying prospectus. The Company has filed a registration statement (File No. 333-264370), which was declared effective on April 26, 2022, and a preliminary prospectus supplement to the prospectus contained in the registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for the depositary shares to which this communication relates, and will file a final prospectus supplement relating to the depositary shares. Prospective investors should read the prospectus supplement and accompanying prospectus in the registration statement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering.

Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, can be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov or by contacting Keefe, Bruyette & Woods, Inc., A Stifel Company, by telephone at 1-800-966-1559 or by email at USCapitalMarkets@kbw.com; by contacting Raymond James & Associates, Inc. by telephone at 800-248-8863 or by email at prospectus@raymondjames.com; or by contacting Piper Sandler & Co. by email at fsg-dcm@psc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the depositary shares is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2022, the Company had total assets of approximately $7.44 billion, and its Wealth Management Group had assets under administration of approximately $3.60 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views of future events and operations. These forward-looking statements are based on the information currently available to the Company as of the date of this release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue” or similar terminology. It is important to note that these forward-looking statements are not guarantees of future performance and involve risk and uncertainties, including, but not limited to, the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic, the ability of the Company to implement its strategy and expand its lending operations, changes in interest rates and other general economic, business and political conditions, including changes in the financial markets, as well as other risks described in the Company’s filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321